Exhibit 8.1

Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 Tel804 • 788 • 8200 Fax804 • 788 • 8218

April 7, 2014

New York Mortgage Trust, Inc.

275 Madison Avenue

New York, New York 10016

New York Mortgage Trust, Inc.

Qualification as

Real Estate Investment Trust

Ladies and Gentlemen:

We have acted as counsel to New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3, including a base prospectus and all documents incorporated by reference therein, initially filed with the Securities and Exchange Commission on January 14, 2013, as amended by Pre-Effective Amendment No.1 to Registration Statement filed on January 22, 2013 (the “Registration Statement”), with respect to up to an aggregate $500,000,000 of the shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), the shares of preferred stock, par value $0.01 per share, of the Company and debt securities of the Company, that may be sold from time to time by the Company as set forth in the Registration Statement, as it may be amended from time to time, and the offer and sale of up to 14,950,000 shares of Common Stock pursuant to a prospectus supplement filed as part of the Registration Statement on April 1, 2014 (the “Prospectus Supplement”). You have requested our opinion regarding certain U.S. federal income tax matters.

The Company is a residential mortgage finance company that acquires, retains, and securitizes mortgage assets, including mortgage-backed securities and residential mortgage loans.

In giving this opinion letter, we have examined the following:

1.     the Company’s Articles of Amendment and Restatement;

2.      the Company’s Bylaws;

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON

www.hunton.com

New York Mortgage Trust, Inc.

April 7, 2014

3.     the organizational documents for New York Mortgage Funding, LLC (“NYMF”), Hypotheca Capital, LLC (“Hypotheca”), NYMT Residential Tax, LLC (“NYMT Residential”), NYMT Residential Tax 2013-RP1, LLC (“Residential Tax 1”), NYMT Residential Tax 2013-RP2, LLC (“Residential Tax 2”) and NYMT Residential Tax 2013-RP3, LLC (“Residential Tax 3”);

4.     the Registration Statement and the related base prospectus dated January 28, 2013 (the “Prospectus”) and the Prospectus Supplement;

5.      the “taxable REIT subsidiary” (“TRS”) election for Hypotheca, which election, as amended, lists The New York Mortgage Company, Inc. and NYMC Loan Corporation as greater than 35%-owned subsidiaries;

6.     the TRS election for NYMF;

7.     the TRS election for NYMT Residential;

8.     the TRS election for Residential Tax 1;

9.     the TRS election for Residential Tax 2;

10.     the TRS election for Residential Tax 3; and

11.     such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed, with your consent, that:

1.     each of the documents referred to above has been duly authorized, executed, and delivered (except with respect to the Company); is authentic, if an original, or is accurate, if a copy; and has not been amended;

2.     during its taxable year ending December 31, 2014, and future taxable years, the Company has operated and will operate in a manner that will make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years, without regard to any qualifications as to knowledge or belief;

New York Mortgage Trust, Inc.

April 7, 2014

3.     the Company will not make any amendments to its organizational documents or the organizational documents of NYMF, Hypotheca, NYMT Residential, Residential Tax 1, Residential Tax 2, Residential Tax 3 or any other subsidiary after the date of this opinion that would affect the Company’s qualification as a real estate investment trust (a “REIT”) for any taxable year; and

4.     no action will be taken by the Company, NYMF, Hypotheca, NYMT Residential, Residential Tax 1, Residential Tax 2, Residential Tax 3 or any other subsidiary after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied upon the correctness, without regard to any qualification as to knowledge or belief, of the factual representations and covenants contained in the Officer’s Certificate and the factual matters discussed in the Prospectus and the Prospectus Supplement that relate to the Company’s status as a REIT. Where the factual representations in the Officer’s Certificate involve terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Regulations, the published rulings of the Service, and other relevant authority. We are not aware of any facts that are inconsistent with the representations contained in the Officer’s Certificate.

Based on the documents and assumptions set forth above, the representations and covenants set forth in the Officer’s Certificate, and the discussion in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” (which are incorporated herein by reference), we are of the opinion that:

(a)     the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, for its short taxable year ended December 31, 2004 and its taxable years ended December 31, 2005 through December 31, 2013, and the Company’s organization and current and proposed method of operation (as described in the Officer’s Certificate) will enable it to continue to qualify as a REIT under the Code for its taxable year ending December 31, 2014 and thereafter; and

New York Mortgage Trust, Inc.

April 7, 2014

(b)     the descriptions of the law and the legal conclusions in the Prospectus under the caption “Material Federal Income Tax Considerations” and in the Prospectus Supplement under the caption “Additional Federal Income Tax Considerations” are correct in all material respects.

We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all the facts referred to in this opinion letter or the Officer’s Certificate.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

New York Mortgage Trust, Inc.

April 7, 2014

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Hunton & Williams LLP under the caption “Legal Matters” in the Prospectus Supplement. In giving consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated there under by the Securities and Exchange Commission.

Very truly yours,

/s/ Hunton & Williams LLP

0165/11502